土地/物業租賃

Land / Property Lease

租約物業位址：新界元朗白沙村 330 號 DD119 LOT 1623（部分）

Address of the Property under the Lease: DD119 LOT 1623, 330 Pak Sha Tsuen, Yuen Long, N. T. (in part)

出租人（"甲方"）：陳志堅 身份證號碼：C404602(A)

地址：新界元朗白沙村 330 號 電話： 90121073

Lessor ("Party A"): Chan Chi Kin ID Number: C 404602 (A)

Add: 330 Pak Sha Tsuen, Yuen Long, N. T. Tel: 9012 1073

承租人（"乙方"）：寶加國際有限公司 商業註冊號碼：15889340

地址：九龍觀塘成業街 6 號泓富廣場 1809 室 電話： 9466 2367

Lessee ("Party B"): Boca International Limited Business Registration Number: 15889340

Add: 330 Pak Sha Tsuen, Yuen Long, N. T. Tel: 9466 2367

租賃條款如下：

Terms of the lease shall be as follows:

1. 租約土地面積：約 3340 平方呎土地（附固定裝置），月租港幣 36,000.00 元（港幣三萬六千元）。

   Area of the land under the lease: Approximately 3,340 sq. ft. of land (with fixtures thereon) for a monthly rent of HK$36,000.00 (Hong Kong Dollars THIRTY-SIX THOUSAND ONLY).

2. 租約期限：固定期限為三年，從 2023 年 1 月 1 日至 2025 年 12 月 31 日止

   Term: Fixed term of three years from 1 January 2023 to 31 December 2025.

3. 乙方可發出三個月書面通知終止租約，而甲方可在香港政府收回有關土地以實施公共專案的情況下可終止租約。

   Party B can give three months notice in writing to terminate the tenancy whereas Party A can terminate the tenancy in case of that Hong Kong Government acquire the relevant land by resumption for the implementation of public projects.

4. 乙方應在每月租賃生效日期的第一周內支付租金，不得以任何理由拖欠租金。如果逾期十天，或者乙方未能履行本協定項下的任何條款，甲方可以立即終止本協定（無需訴諸租賃審裁處），將土地出租給另一方，沒收押金並依法收回逾期應付的租金。

Party B shall pay the rent within the first week of the lease effective date of each month and may not default in such payment on any ground. If such payment is ten days overdue, or if Party B fails to perform any provision hereunder, Party A may terminate this agreement with immediate effect (without resort to the Tenancy Tribunal), lease the land to another party instead, forfeit the deposit and recover the overdue rent payable for the Term pursuant to the law.

5. 乙方不得將上述租賃土地轉租或轉讓給任何其他方。租約期滿后，乙方擬終止租約時，應提前一個月書面通知甲方，否則定金將被沒收。租約期滿后，乙方對租賃土地享有優先租賃權。除非簽署新的協議，否則任何續簽均無效。

Party B may not sub-lease or transfer the above leased land to any other party. Upon expiry of the lease, Party B shall give a written notice of one month to Party A if Party B intends to terminate the lease, otherwise the deposit will be forfeited. Upon expiry of the lease, Party B shall have the first right of refusal to the leased land. No renewal shall be effective unless a new agreement has been signed.

6. 自本協議簽署之日起，乙方同意向甲方支付相當於 2 個月租金的押金，即港元 72000.00 元和首月租金港元 36000.00 元。租約期滿后，甲方在扣除乙方應付的租金或其他相關費用后，將定金無息退還乙方。

From the signing date hereof, Party B has agreed to pay Party A a deposit equal to the rent for two month, namely HK$72,000.00 , and the rent for the first month of HK$36,000.00 (Hong Kong Dollars. Upon expiry of the lease, Party A shall return the deposit to Party B without interest, after deducting any rent or other associated costs payable by Party B.

7. 租賃土地上的一切物業稅、差餉、地租等，均由甲方承擔。在期限內因使用水電費、清潔費和運營費用，均由乙方承擔。

All property taxes, rates, Government rents, etc. on the leased land shall be borne by Party A. All utility fees, cleaning fees and operating expenses arising from the use thereof during the Term shall be borne by Party B.

8. 如政府收回土地或禁止乙方繼續使用上述地段，甲方無須賠償乙方，但應將定金無息退還乙方。乙方應在政府指定的日期前騰出場地，但租金應計算至場地騰空之日。

If the Government reclaims the land or prohibits Party B from continuing to use the above lot, Party A shall not be required to compensate Party B, but shall return the deposit to Party B without interest. Party B shall vacate the site by the date designated by the Government, but the rent shall be calculated to the date on which the site is vacated.

9. 如乙方需要發展或改建土地上的任何建築物，應自行向政府提出申請（須經甲方同意）。所有相關費用和責任均由乙方承擔。

If Party B needs to develop or alter any building on the land, it shall make its own application to the Government (subject to the consent of Party A). All associated costs and liabilities shall be borne by Party B.

10. 雙方同意，土地應按原樣用於合法用途。乙方不得在該土地上存放任何違禁物品，或違反《城市規劃條例》或香港任何其他法律有關土地的任何規定。否則，甲方有權單方面終止本協定，立即生效並沒收押金，乙方應自行承擔所有責任。

Both Parties have agreed that the land shall be used for a lawful purpose on an as-is basis. Party B may not store any prohibited goods on, or breach any provision of the Town Planning Ordinance or any other laws of Hong Kong in respect of, the land. Otherwise, Party A shall have the right to terminate this agreement unilaterally with immediate effect and forfeit the deposit, and Party B shall be solely responsible for all liabilities.

11. 租約期滿后，乙方應將土地原地歸還甲方。但是，乙方對乙方開發的所有建築物和設施擁有權和處置權。收回土地時，甲方無需對乙方自願在租賃土地上留下的所有建築物和設施支付任何補償。

Upon expiry of the lease, Party B shall return the land to Party A in situ. However, Party B shall have the title to, and the right to dispose of, all buildings and facilities thereon developed by Party B. When reclaiming the land, Party A shall not be required to pay any compensation for all buildings and facilities left by Party B voluntarily on the leased land.

12. 甲方應保證乙方的正常經營，不得在乙方無違法或拖欠租金的情況下無故干擾乙方一切正常合法的經營活動。

Party A shall ensure the normal operation of Party B, and may not interfere with all normal and lawful operating activities of Party B without reason where Party B has no breach of law or default in rent payment.

13. 乙方不負責修復或賠償因任何自然災害（包括暴雨或颱風）而損壞的任何建築物或設施。甲方應自費及時進行維修。

Party B shall not be responsible for the repair of, or compensation for, any building or facility damaged by any natural disaster, including rainstorm or typhoon. Party A shall perform such repair in a timely manner at its own costs.

14. 所有未在本協議中訂明的事宜均須按香港《業主及租客（綜合）條例》處理。

All matters not provided hereunder shall be dealt with according to the Landlord and Tenant (Consolidation) Ordinance of Hong Kong.

15. 所有租金或押金均應由正式收據證明。

All rents or deposits shall be evidenced by a formal receipt.

16. 本協定一式兩份，每一方保留一份。雙方願意遵守本協定，本協定自雙方簽署之日起立即生效。

This agreement shall be executed in two counterparts, and each Party shall keep one counterpart. Both Parties are willing to abide by this agreement, which shall come into effect immediately upon the execution by both Parties.

陳志堅 Chan Chi Kin chan chi kin	寶加國際有限公司 Boca International Limited For and on behalf of 寶加國際有限公司 Boca International Limited Dr. Richard Chan Managing Director
身份證號碼 C404602(A) ID number: C 404602 (A)	商業註冊號碼: 15889340 Business registration number: 15889340